EX-99.(h)(5)

GOLDMAN SACHS TRUST

TRANSFER AGENCY AGREEMENT FEE SCHEDULE

Amended and Restated as of February 13, 2019

Pursuant to paragraph 6.01 of the Transfer Agency Agreement (the “Agreement”) between Goldman Sachs & Co. LLC (“Goldman Sachs”) and Goldman Sachs Trust (the “Trust”), for the services provided and expenses assumed by Goldman Sachs, the Trust shall pay to Goldman Sachs as full compensation therefor a fee payable monthly at the following respective annual rates as a percentage of the average daily net asset value of each share class (as applicable) of each series of the Trust (each, a “Fund”):

Fund	Annual Rate Applicable to
Each Share Class
Goldman Sachs Financial Square Federal Instruments Fund	0.01% for each share class
Goldman Sachs Financial Square Government Fund
Goldman Sachs Financial Square Money Market Fund
Goldman Sachs Financial Square Prime Obligations Fund
Goldman Sachs Financial Square Treasury Instruments Fund
Goldman Sachs Financial Square Treasury Obligations Fund
Goldman Sachs Financial Square Treasury Solutions Fund
Goldman Sachs Investor Money Market Fund
Goldman Sachs Investor Tax-Exempt Money Market Fund

Fund	Annual Rate Applicable to
Each Share Class
Goldman Sachs Absolute Return Multi-Asset Fund	0.18% for Class A, Class C,
Goldman Sachs Absolute Return Tracker Fund	Class T (effective until July
Goldman Sachs Asia Equity Fund	29, 2019), Class R and
Goldman Sachs Alternative Premia Fund	Investor Shares;
Goldman Sachs Balanced Strategy Portfolio	0.03% for Class R6 and Class
Goldman Sachs Blue Chip Fund	P Shares; and
Goldman Sachs Capital Growth Fund	0.04% for Institutional and
Goldman Sachs Concentrated Growth Fund	Service Shares
Goldman Sachs Emerging Markets Equity Fund
Goldman Sachs Emerging Markets Equity Insights Fund
Goldman Sachs Enhanced Dividend Global Equity Portfolio
Goldman Sachs Equity Growth Strategy Portfolio
Goldman Sachs Equity Income Fund
Goldman Sachs ESG Emerging Markets Equity Fund
Goldman Sachs Flexible Cap Fund
Goldman Sachs Focused Value Fund
Goldman Sachs Global Infrastructure Fund
Goldman Sachs Global Real Estate Securities Fund
Goldman Sachs Growth and Income Strategy Portfolio
Goldman Sachs Growth Opportunities Fund
Goldman Sachs Growth Strategy Portfolio
Goldman Sachs Income Builder Fund
Goldman Sachs International Equity Dividend and Premium
Fund

Goldman Sachs International Equity ESG Fund

Goldman Sachs International Equity Income Fund

Goldman Sachs International Equity Insights Fund

Goldman Sachs International Real Estate Securities Fund

Goldman Sachs International Small Cap Insights Fund

Goldman Sachs International Tax-Managed Equity Fund

Goldman Sachs Large Cap Growth Insights Fund

Goldman Sachs Large Cap Value Fund

Goldman Sachs Large Cap Value Insights Fund

Goldman Sachs Managed Futures Strategy Fund

Goldman Sachs Mid Cap Value Fund

Goldman Sachs MLP & Energy Fund

Goldman Sachs MLP Energy Infrastructure Fund

Goldman Sachs N-11 Equity Fund

Goldman Sachs Real Estate Securities Fund

Goldman Sachs Rising Dividend Growth Fund

Goldman Sachs Satellite Strategies Portfolio

Goldman Sachs Small Cap Equity Insights Fund

Goldman Sachs Small Cap Growth Fund

Goldman Sachs Small Cap Growth Insights Fund

Goldman Sachs Small Cap Value Fund

Goldman Sachs Small Cap Value Insights Fund

Goldman Sachs Small/Mid Cap Growth Fund

Goldman Sachs Small/Mid Cap Value Fund

Goldman Sachs Strategic Growth Fund

Goldman Sachs Tactical Exposure Fund

Goldman Sachs Tax Advantaged Global Equity Portfolio

Goldman Sachs Technology Opportunities Fund

Goldman Sachs U.S. Equity Dividend and Premium Fund

Goldman Sachs U.S. Equity Insights Fund

Goldman Sachs U.S. Tax-Managed Equity Fund

Fund	Annual Rate Applicable to
Each Share Class
Goldman Sachs Bond Fund	0.13% for Class A, Class C,
Goldman Sachs Commodity Strategy Fund	Class T (effective until July
Goldman Sachs Core Fixed Income Fund	29, 2018), Class R and
Goldman Sachs Dynamic Municipal Income Fund	Investor Shares;
Goldman Sachs Emerging Markets Debt Fund	0.03% for Class R6, Separate
Goldman Sachs Enhanced Income Fund	Account Institutional and
Goldman Sachs Global Income Fund	Class P Shares;
Goldman Sachs Government Income Fund	0.04% for Institutional,
Goldman Sachs High Quality Floating Rate Fund	Administration, Service and
Goldman Sachs High Yield Floating Rate Fund	Preferred Shares
Goldman Sachs High Yield Fund
Goldman Sachs High Yield Municipal Fund
Goldman Sachs Inflation Protected Securities Fund
Goldman Sachs Investment Grade Credit Fund
Goldman Sachs Local Emerging Markets Debt Fund
Goldman Sachs Long Short Credit Strategies Fund
Goldman Sachs Short Duration Government Fund

Goldman Sachs Short Duration Income Fund

Goldman Sachs Short Duration Tax-Free Fund

Goldman Sachs Short-Term Conservative Income Fund

Goldman Sachs Strategic Factor Allocation Fund

Goldman Sachs Strategic Income Fund

Goldman Sachs Tactical Tilt Overlay Fund

Goldman Sachs Total Emerging Markets Income Fund

Goldman Sachs U.S. Mortgages Fund

Fund	Annual Rate Applicable to
Each Share Class
Goldman Sachs Global Managed Beta Fund	0.02% for Institutional Shares

Fund	Annual Rate Applicable to
Each Share Class
Goldman Sachs Municipal Income Completion Fund	0.02% for Separate Account
Institutional Shares

Except as stated in the next paragraph below, all expenses that exceed such annual fee rate payable by a Fund and a class of shares as described above shall be borne by Goldman Sachs, including the expenses referred to in paragraph 6.02 thereof.

The following expenses borne by the Funds shall not reduce the fee payable to Goldman Sachs stated above, and shall not be subject to the limitation on expenses borne by the Funds stated in the second paragraph above: (a) all reimbursements made by the Trust to Indemnified Parties, in accordance with paragraph 7.01 of the Agreement, and any other extraordinary expenses incurred by the Trust under the Agreement; and (b) all charges and costs borne by the Trust associated with bank accounts maintained to support the settlement of shareholder activity, in accordance with paragraph 6.03 of the Agreement.

Except as amended hereby, the Agreement is reconfirmed, and its provisions shall remain in full force and effect.

Goldman Sachs & Co. LLC		Goldman Sachs Trust
By:	/s/ Jesse Cole	By:	/s/ James A. McNamara
	Name: Jesse Cole		Name: James A. McNamara
	Title: Managing Director		Title: President of the Trust